                                                                     EXHIBIT 1.1

                        NNN HEALTHCARE/OFFICE REIT, INC.
                 UP TO $2,200,000,000 IN SHARES OF COMMON STOCK
                        FORM OF DEALER MANAGER AGREEMENT

                            ______________ ____, 2006

NNN Capital Corp.
4 Hutton Centre Drive, Suite 700
Santa Ana, CA 92707

Ladies and Gentlemen:

         NNN Healthcare/Office REIT, Inc., a Maryland corporation (the "COMPANY"), has registered shares of its common stock, $.01 par value per share (the "SHARES"), for sale to the public (the "OFFERING"), of which (i) $2,000,000,000 in Shares are intended to be offered in the primary offering and
(ii) $200,000,000 in Shares are intended to be offered pursuant to the Company's distribution reinvestment plan (the "DRP"). The Company reserves the right to reallocate the Shares being offered between the primary offering and the DRP. Except as described in the Prospectus or in Section 5.1 hereof, the Shares are to be sold in the primary offering for a cash price of $10.00 per Share and the Shares are to be sold pursuant to the DRP for a cash price of $9.50 per Share.

         The Company hereby appoints NNN Capital Corp., a California corporation (the "DEALER MANAGER") as its agent and principal distributor during the Offering Period (as defined below) for the purpose of finding, on a best efforts basis, purchasers for the Shares for cash through such securities dealers that the Dealer Manager may retain (individually, a "DEALER" and collectively, the "DEALERS"), all of whom shall be members of the NASD, pursuant to a Participating Broker-Dealer Agreement in the form attached to this Agreement as Exhibit A (the "PARTICIPATING BROKER-DEALER AGREEMENT"). The Dealer Manager may also arrange for the sale of Shares for cash directly to its own clients and customers at the public offering price and subject to the terms and conditions stated in the Prospectus. The Dealer Manager hereby accepts such agency and distributorship and agrees to use its best efforts to find purchasers for the Shares on said terms and conditions, commencing as soon as practicable following the Effective Date (as defined in Section 1.1).

         The term "OFFERING PERIOD" shall mean that period during which Shares may be offered for sale, commencing on the date the Registration Statement (as defined below) was filed with the Securities Exchange Commission ("SEC"), during which period offers and sales of the Shares shall occur continuously unless and until the Offering is terminated as provided in Section 11 hereof, except that the Dealer Manager and the Dealers shall suspend or terminate the offering of the Shares upon request of the Company at any time and shall resume offering the Shares upon subsequent request of the Company. The Offering Period shall in all events terminate upon the sale of all of the Shares. Upon termination of the Offering Period, the Dealer Manager's agency and this Agreement shall terminate without obligation on the part of the Dealer Manager or the Company except as set forth in this Agreement.

         In connection with the sale of Shares, the Company hereby agrees with you, the Dealer Manager, as follows:

1. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. As an inducement to the Dealer Manager to enter into this Agreement, the Company represents and warrants to the Dealer Manager that:

      1.1 The Company has prepared and filed with the SEC a registration statement on Form S-11 for the registration of the Shares under the Securities Act of 1933, as amended (the "SECURITIES ACT"), and the applicable rules and regulations of the SEC promulgated thereunder (the "SECURITIES ACT RULES AND REGULATIONS"). Copies of such registration statement as initially filed and each amendment thereto have been or will be delivered to the Dealer Manager. The registration statement on Form S-11 and the prospectus contained therein, as finally amended at the effective date of the registration statement (the "EFFECTIVE DATE"), are respectively hereinafter referred to as the "REGISTRATION STATEMENT" and the "PROSPECTUS", except that if the Company files a prospectus or prospectus supplement pursuant to Rule 424(b) under the Securities Act, or if the Company files a post - effective amendment to the Registration Statement, the term "PROSPECTUS" includes the prospectus filed pursuant to Rule 424(b) and any prospectus included in such post-effective amendment. The term "PRELIMINARY PROSPECTUS" as used herein shall mean a preliminary prospectus related to the Shares as contemplated by Rule 430 or Rule 430A of the Securities Act Rules and Regulations included at any time as part of the Registration Statement.

      1.2 On the date that any Preliminary Prospectus was filed with the SEC, on the Effective Date, on the date of the Prospectus, on the date the Minimum Offering (as defined in Section 5.1 hereof) is obtained and when any post - effective amendment to the Registration Statement becomes effective or any amendment or supplement to the Prospectus is filed with the SEC, the Registration Statement, each Preliminary Prospectus and the Prospectus, as applicable, including the financial statements contained therein, complied or will comply with the Securities Act and the Securities Act Rules and Regulations. On the Effective Date, the Registration Statement did not or will not, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. On the date of the Prospectus, as amended or supplemented, as applicable, and on the date the Minimum Offering is obtained, the Prospectus did not or will not, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the foregoing provisions of this Section 1.2 will not extend to such statements contained in or omitted from the Registration Statement or the Prospectus, as amended or supplemented, as are primarily within the knowledge of the Dealer Manager or any of the Dealers and are based upon information furnished by the Dealer Manager in writing to the Company specifically for inclusion therein.

      1.3 No order preventing or suspending the use of any Preliminary Prospectus or the Prospectus has been issued and no proceedings for that purpose are pending, threatened, or, to the knowledge of the Company, contemplated by the SEC; and to the knowledge of the Company, no order suspending the offering of the Shares in any jurisdiction has been issued and no proceedings for that purpose have been instituted or threatened or are contemplated.

      1.4 The Company intends to use the funds received from the sale of the Shares as set forth in the Prospectus.

      1.5 The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Maryland, and has full legal right, power and authority to enter into this Agreement and to perform the transactions contemplated hereby, and the Company has duly authorized, executed and delivered this Agreement.

      1.6 This Agreement, when executed by the Company will have been duly authorized and will be a valid and binding agreement of the Company, enforceable in accordance with its terms, except to the extent that the enforceability of the indemnity and contribution provisions contained in Section 6 of this Agreement may be limited under applicable securities laws.

      1.7 The execution and delivery of this Agreement, the consummation of the transactions herein contemplated and the compliance with the terms of this Agreement by the Company will not conflict with or constitute a default or violation under any charter, by-law, contract, indenture, mortgage, deed of trust, lease, rule, regulation, writ, injunction or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Company.

      1.8 No consent, approval, authorization or other order of any governmental authority is required in connection with the execution or delivery by the Company of this Agreement or the issuance and sale by the Company of the Shares, except such as may be required under the securities laws of certain states, if any, which we have identified to you.

      1.9 The Shares have been duly authorized and, upon payment therefor as provided in this Agreement, will be validly issued, fully paid and nonassessable and will conform to the description thereof contained in the Prospectus.

2. REPRESENTATIONS AND WARRANTIES OF THE DEALER MANAGER. As an inducement to the Company to enter into this Agreement, the Dealer Manager represents and warrants to the Company that:

      2.1 The Dealer Manager is, and during the term of this Agreement will be, a member of the National Association of Securities Dealers, Inc. (the "NASD") in good standing and a broker-dealer registered as such under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT") and under the securities laws of the states in which the Shares are to be offered and sold. The Dealer Manager and its employees and representatives possess all required licenses and registrations to act under this Agreement. The Dealer Manager will comply with all applicable laws, rules, regulations and requirements of the Securities Act, the Exchange Act, other federal securities laws, state securities laws and the rules of the NASD, specifically including, but not in any way limited to, NASD Rules 2340, 2420, 2730, 2740 and 2750. Each Dealer and each salesperson acting on behalf of the Dealer Manager or a Dealer will be registered with the NASD and duly licensed by each state regulatory authority in each jurisdiction in which it or he will offer and sell Shares.

      2.2 The Dealer Manager has been duly organized and is validly existing as a corporation in good standing under the laws of the State of California, and has full legal right, power and authority to enter into this Agreement and to perform the transactions contemplated hereby, and the Dealer Manager has duly authorized, executed and delivered this Agreement.

      2.3 This Agreement, when executed by the Dealer Manager, will have been duly authorized and will be a valid and binding agreement of the Dealer Manager, enforceable in accordance with its terms, except to the extent that the enforceability of the indemnity and contribution provisions contained in Section 6 of this Agreement may be limited under applicable securities laws.

      2.4 The execution and delivery of this Agreement, the consummation of the transactions herein contemplated and the compliance with the terms of this Agreement by the Dealer Manager will not conflict with or constitute a default or violation under any charter, by-law, contract, indenture, mortgage, deed of trust, lease, rule, regulation, writ, injunction or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Dealer Manager.

      2.5 No consent, approval, authorization or other order of any governmental authority is required in connection with the execution, delivery or performance by the Dealer Manager of this Agreement.

      2.6 The Dealer Manager represents and warrants to the Company and each person that signs the Registration Statement that the information under the caption "Plan of Distribution" in the Prospectus and all other information furnished to the Company by the Dealer Manager in writing expressly for use in the Registration Statement, any Preliminary Prospectus, or the Prospectus, does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

      2.7 The Dealer Manager has reasonable grounds to believe, based on information made available to it by the Company, that the Prospectus discloses all material facts adequately and accurately and provides an adequate basis for evaluating an investment in the Shares.

3. COVENANTS OF THE COMPANY. The Company covenants and agrees with the Dealer Manager that:

      3.1 It will, at no expense to the Dealer Manager, furnish the Dealer Manager with such number of printed copies of the Registration Statement, including all amendments and exhibits thereto, as the Dealer Manager may reasonably request. It will similarly furnish to the Dealer Manager and others designated by the Dealer Manager as many copies as the Dealer Manager may reasonably request in connection with the offering of the Shares of: (a) the Prospectus;
            (b) this Agreement; and (c) any other printed sales literature or other materials (provided that the use of said sales literature and other materials have been first approved for use by the Company and all appropriate regulatory agencies).

      3.2 It will furnish such information and execute and file such documents as may be necessary for the Company to qualify the Shares for offer and sale under the securities laws of such jurisdictions as the Dealer Manager may reasonably designate and will file and make in each year such statements and reports as may be required. The Company will furnish to the Dealer Manager a copy of such papers filed by the Company in connection with any such qualification.

      3.3 It will: (a) furnish copies of any proposed amendment or supplement of the Registration Statement or the Prospectus to the Dealer Manager; (b) file every amendment or supplement to the Registration Statement or the Prospectus that may be required by the SEC or any state securities administration; and (c) if at any time the SEC shall issue any stop order suspending the effectiveness of the Registration Statement or any state securities administration shall issue any order or take other action to suspend or enjoin the sale of the

            Shares, it will promptly notify the Dealer Manager and will use its best efforts to obtain the lifting of such order or to prevent such other action at the earliest possible time.

      3.4 If at any time when a prospectus is required to be delivered under the Securities Act any event occurs as a result of which, in the opinion of either the Company or the Dealer Manager, the Prospectus would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Company will promptly notify the Dealer Manager thereof (unless the information shall have been received from the Dealer Manager) and will effect the preparation of an amendment or supplement to the Prospectus which will correct such statement or omission.

      3.5 It will comply with all requirements imposed upon it by the Securities Act, the Securities Act Rules and Regulations, the Exchange Act and the applicable rules and regulations of the SEC promulgated thereunder (the "EXCHANGE ACT RULES AND REGULATIONS" and collectively with the Securities Act Rules and Regulations, the "RULES AND REGULATIONS"), and by all state securities laws and regulations of those states in which an exemption has been obtained or qualification of the Shares has been effected, to permit the continuance of offers and sales of the Shares in accordance with the provisions hereof and of the Prospectus.

      3.6 All expenses incident to the performance of the Company's obligations under this Agreement, including (a) the preparation, filing and printing of the Registration Statement as originally filed and of each amendment thereto, (b) the preparation, printing and delivery to the Dealer Manager of this Agreement, the Participating Broker-Dealer Agreement and such other documents as may be required in connection with the offering, sale, issuance and delivery of the Shares, (c) the fees and disbursements of the Company's counsel, accountants and other advisers, (d) the fees and expenses related to the review of the terms and fairness of the Offering by the NASD, (e) the fees and expenses related to the qualification of the Shares under the securities laws in accordance with the provisions of Section 3.2 hereof, including the fees and disbursements of counsel in connection with the preparation of any Blue Sky survey and any supplement thereto, (f) the printing and delivery to the Dealer Manager of copies of any Preliminary Prospectus and the Prospectus, (g) the fees and expenses of any registrar, transfer agent or paying agent in connection with the Shares and (h) the costs and expenses of the Company relating to investor presentations undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the production of slides and graphics, fees and expenses of any consultants engaged in connection with presentations with the prior approval of the Company, and travel and lodging expenses of the representatives of the Company and any such consultants, will be paid for by the Company or, to the extent such expenses exceed 1.5% of the gross offering proceeds received by the Company in the primary offering, by NNN Healthcare/Office REIT Advisor, LLC., a Delaware limited liability company and the Company's advisor (the "ADVISOR").

      3.7 It will deliver to the Dealer Manager copies of each report delivered to the holders of Shares ("STOCKHOLDERS") as described in the Prospectus under "Reports to Stockholders" at the time that such reports are furnished to the Stockholders, and such other information concerning the Company as the Dealer Manager may reasonably request from time to time.

4. COVENANTS OF THE DEALER MANAGER. The Dealer Manager covenants and agrees with the Company that:

      4.1 In connection with the offer and sale of the Shares, the Dealer Manager will comply with all requirements imposed upon it by the Securities Act, the Exchange Act, the Rules and Regulations or other federal regulations applicable to the Offering, the sale of Shares or its activities and by all applicable state securities laws and regulations and the rules of the NASD, as from time to time in effect, and by this Agreement, including the obligation to deliver a copy of the Prospectus as required by the Securities Act, the Exchange Act or the Rules and Regulations. The Dealer Manager will not offer the Shares for sale in any jurisdiction unless and until it has been advised that the Shares are either registered in accordance with, or exempt from, the securities and other laws applicable thereto.

      4.2 The Dealer Manager will make no representations concerning the Offering except as set forth in the Prospectus.

      4.3 The Dealer Manager will provide the Company with such information relating to the offer and sale of the Shares by it as the Company may from time to time reasonably request or as may be requested to enable the Company to prepare such reports of sale as may be required to be filed under applicable federal or state securities laws.

      4.4 All engagements of the Dealers will be evidenced by a Participating Broker-Dealer Agreement, except when the Dealer Manager obtains the prior written consent of the Company. When Dealers are used in this Offering, the Dealer Manager will use commercially reasonable efforts to cause such Dealers to comply with all their respective obligations pursuant to the Participating Broker-Dealer Agreement.

      4.5 The Dealer Manager will provide each prospective investor with a copy of the Prospectus and any supplements thereto during the course of the Offering and prior to the sale. The Company may also provide the Dealer Manager with certain supplemental sales material to be used by the Dealer Manager and the Dealers in connection with the solicitation of purchasers of the Shares. In the event the Dealer Manager elects to use such supplemental sales material, the Dealer Manager agrees that such material shall not be used in connection with the solicitation of purchasers of the Shares unless accompanied or preceded by the Prospectus, as then currently in effect, and as it may be amended or supplemented in the future. The Dealer Manager agrees that it will not use any sales materials other than those either provided to the Dealer Manager by the Company or approved by the Company for use in the Offering. The use of any other sales material is expressly prohibited.

      4.6 The Dealer Manager will comply in all material respects with the subscription procedures and "Plan of Distribution" set forth in the Prospectus.

      4.7 The Dealer Manager agrees to be bound by the terms of an escrow agreement among Trust Company of America, as escrow agent (the "ESCROW AGENT"), the Dealer Manager and the Company, in a form reasonably acceptable to the parties thereto, as such agreement may be amended from time to time.

5.    COMPENSATION OF DEALER MANAGER.

      5.1 Except as may be provided in the "Plan of Distribution" section of the Prospectus, as compensation for the services rendered by the Dealer Manager, the Company agrees that it will pay to the Dealer Manager a selling commission equal to 7.0% of the $10.00 per Share cash price for Shares sold in the primary offering plus a marketing support fee of 2.5% of the $10.00 per Share cash price for Shares sold in the primary offering. The Company will also reimburse the Dealer Manager for the bona fide due diligence expenses it incurs as well as such expenses incurred by the Dealers in the aggregate amount of up to 0.5% of the gross offering proceeds from the primary offering.

            No selling commissions will be paid, and the per Share cash price shall be reduced to $9.30, in connection with Shares sold in the primary offering in the event that the investor has engaged the services of a registered investment advisor or other financial advisor, paid on a fee-for-service basis by the investor.

            No selling commissions will be paid, and the per Share cash price shall be reduced to $9.30, in connection with Shares sold to (i) retirement plans of participating Dealers, (ii) participating Dealers in their individual capacities, (iii) IRAs and qualified plans of their registered representatives or (iv) any one of their registered representatives in their individual capacities.

            No selling commissions, marketing support fees or due diligence reimbursements will be paid, and the per Share cash price shall be reduced to $9.00, in connection with Shares sold to executive officers and directors of the Company, as well as officers and employees of the Advisor and its affiliates.

            No selling commissions, marketing support fees or due diligence expense reimbursement will be paid in connection with Shares sold under the DRP.

            Reduced selling commissions will be paid to the Dealer Manager and reduced per share selling prices shall be offered for large purchases in the primary offering in accordance with the following table:

   SHARES PURCHASED BY A PURCHASER      COMMISSION RATE        PRICE PER SHARE
------------------------------------  --------------------    ------------------
        1 -    50,000                         7.00%                $ 10.00
   50,001 -   100,000                         6.00%                $  9.90
  100,001 -   200,000                         5.00%                $  9.80
  200,001 -   500,000                         4.00%                $  9.70
  500,001 -   750,000                         3.00%                $  9.60
  750,001 - 1,000,000                         2.00%                $  9.50
1,000,001 -    and up                         1.00%                $  9.40

            The discounts noted in the above table will be applied on a transaction-by-transaction basis and in a progressive fashion. All commissions will be paid based on a $10.00 per share issue price without regarding to any discounts based on volume. By way of example, an investment transaction of $1,250,000 would pay 7.00% commission on the first $500,000 (or $35,000), which would purchase 50,000 shares, and then 6.00% on the next $495,000 (or $30,000), which would purchase 50,000 shares, and then 5.00% on the amount remaining $255,000 (or $12,750), which would purchase 26,020 shares ($255,000 divided by $9.80 per share).

            For the purposes of such volume discounts, the term "purchaser" includes:

                  - an individual, his or her spouse and their children under the age of 21 who purchase the shares for his, her or their own accounts;

                  - a corporation, partnership, association, joint-stock company, trust fund or any organized group of persons, whether incorporated or not;

                  - an employees' trust, pension, profit sharing or other employee benefit plan qualified under the federal income tax laws; and

                  -     all commingled trust funds maintained by a given bank.

            Notwithstanding the foregoing, no commissions, payments or amounts whatsoever will be paid to the Dealer Manager under this Section 5.1 unless or until $2,000,000 has been raised from the sale of Shares in the Offering (the "MINIMUM OFFERING"). Until the Minimum Offering is obtained, investments will be held in escrow. If the Minimum Offering is not obtained within the time periods specified in the Prospectus, investments will be returned to the investors in accordance with the Prospectus.

            The Company will not be liable or responsible to any Dealer for direct payment of commissions to such Dealer, it being the sole and exclusive responsibility of the Dealer Manager for payment of commissions to Dealers.

      5.2 Notwithstanding anything to the contrary contained herein, in the event that the Company pays any commission to the Dealer Manager for sale by a Dealer of one or more Shares and the subscription is rescinded as to one or more of the Shares covered by such subscription, the Company shall decrease the next payment of commissions or other compensation otherwise payable to the Dealer Manager by the Company under this Agreement by an amount equal to the commission rate established in Section 5.4 of this Agreement, multiplied by the number of Shares as to which the subscription is rescinded. In the event that no payment of commissions or other compensation is due to the Dealer Manager after such withdrawal occurs, the Dealer Manager shall pay the amount specified in the preceding sentence to the Company within ten (10) days following receipt of notice by the Dealer Manager from the Company stating the amount owed as a result of rescinded subscriptions.



      5.3 The Company will reimburse the Dealer Manager for legal fees and expenses, travel, food and lodging for employees of the Dealer Manager to attend training seminars and educational conferences.


      5.4 In no event shall the total aggregate underwriting compensation payable to the Dealer Manager and any Dealers participating in the Offering, including, but not limited to, selling commissions, the marketing support fee and expenses reimbursable pursuant to Section 5.3, but excluding due diligence expense reimbursements, exceed 10.0% of gross offering proceeds in the aggregate. In addition, expense reimbursements for bona fide due diligence expenses of the Dealer Manager and any Dealers will not exceed the amount specified in the rules of the NASD.

6.    INDEMNIFICATION.

      6.1 The Company will indemnify and hold harmless the Dealers and (to the extent permitted by the Company's charter) the Dealer Manager, their officers and directors and each person, if any, who controls such Dealer or Dealer Manager within the meaning of Section 15 of the Securities Act (the "INDEMNIFIED PERSONS") from and against any losses, claims, damages or liabilities ("LOSSES"), joint or several, to which such Indemnified Persons may become subject, under the Securities Act or otherwise, insofar as such Losses (or actions in respect thereof) arise out of or are based upon (a) any untrue statement or alleged untrue statement of a material fact contained
            (i) in the Registration Statement or any post-effective amendment thereto or in the Prospectus or (ii) in any blue sky application or other document executed by the Company or on its behalf specifically for the purpose of qualifying any or all of the Shares for sale under the securities laws of any jurisdiction or based upon written information furnished by the Company under the securities laws thereof (any such application, document or information being hereinafter called a "BLUE SKY APPLICATION"), or (b) the omission or alleged omission to state in the Registration Statement (including the Prospectus as a part thereof) or any post-effective amendment thereto or in any Blue Sky Application a material fact required to be stated therein or necessary to make the statements therein not misleading, or (c) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, if used prior to the Effective Date, or in the Prospectus or the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company will reimburse each Indemnified Person for any legal or other expenses reasonably incurred by such Indemnified Person, in connection with investigating or defending such Loss. Notwithstanding the foregoing provisions of this Section 6.1, the Company will not be liable in any such case to the extent that any such Loss or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished (x) to the Company by the Dealer Manager or
            (y) to the Company or the Dealer Manager by or on behalf of any Dealer specifically for use in the preparation of the Registration Statement or any such post-effective amendment thereto, any such Blue Sky Application or any such Preliminary Prospectus or the Prospectus, and, further, the Company will not be liable in any such case if it is determined that such Dealer or the Dealer Manager was at fault in connection with the Loss, expense or action. Notwithstanding the foregoing, the Company shall not indemnify or hold harmless an Indemnified Person for any Losses or expenses arising from or out of an alleged violation of federal or state securities laws by such party unless one or more of the following conditions are met: (a) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular Indemnified Person, (b) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular Indemnified Person and (c) a court of competent jurisdiction approves a settlement of the claims against a particular Indemnified Person and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which securities of the Company were offered or sold as to indemnification for violations of securities laws.

      6.2 The Dealer Manager will indemnify and hold harmless the Company, each director of the Company (including any person named in the Registration Statement, with his consent, as about to become a director), each other person who has signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act (each a "COMPANY INDEMNITEE"), from and against any Losses to which any of the Company Indemnitees may become subject, under the Securities Act or otherwise, insofar as such Losses (or actions in respect thereof) arise out of or are based upon (a) any untrue statement of a material fact contained (i) in the Registration Statement (including the Prospectus as a part thereof) or any post-effective amendment thereto or (ii) any Blue Sky Application, or (b) the omission to state in the Registration Statement (including the Prospectus as a part thereof) or any post-effective amendment thereto or in any Blue Sky Application a material fact required to be stated therein or necessary to make the statements therein not misleading, or (c) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, if used prior to the Effective Date, or in the Prospectus or the omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein in the light of the circumstances under which they were made not misleading, in the case of each of clauses
            (a)-(c) to the extent, but only to the extent, that such untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Dealer Manager specifically for use with reference to the Dealer Manager in the preparation of the Registration Statement or an such post-effective amendments thereto or any such Blue Sky Application or any such Preliminary Prospectus or the Prospectus, or (d) any unauthorized use of sales materials or use of unauthorized verbal representations concerning the Shares by the Dealer Manager. The Dealer Manager will reimburse the aforesaid parties for any legal or other expenses reasonably incurred by them in connection with investigating or defending such Loss, expense or action. This indemnity agreement will be in addition to any liability that the Dealer Manager may otherwise have.

      6.3 Each Dealer severally will indemnify and hold harmless the Company, the Dealer Manager, each of their directors (including any person named in the Registration Statement, with his consent, as about to become a director), each other person who has signed the Registration Statement and each person, if any, who controls the Company and the Dealer Manager within the meaning of Section 15 of the Securities Act (each, a "DEALER INDEMNIFIED PERSON") from and against any Losses to which a Dealer Indemnified Person may become subject, under the Securities Act or otherwise, insofar as such Losses (or actions in respect thereof) arise out of or are based upon (a) any untrue statement or alleged untrue statement of a material fact contained (i) in the Registration Statement (including the Prospectus as a part thereof) or any post-effective amendment thereto or (ii) in any Blue Sky Application, or (b) the omission or alleged omission to state in the Registration Statement (including the Prospectus as a part thereof) or any post-effective amendment thereto or in any Blue Sky Application a material fact required to be stated therein or necessary to make the statements therein not misleading, or (c) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, if used prior to the Effective Date, or in the Prospectus or the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in the case of each of clauses (a)-(c) to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company or the Dealer Manager by or on behalf of such Dealer specifically for use with reference to such Dealer in the preparation of the Registration Statement or any such post-effective amendments thereto or any such Blue Sky Application or any such Preliminary Prospectus, or (d) any unauthorized use of sales materials or use of unauthorized verbal representations concerning the Shares by such Dealer or Dealer's representatives or agents in violation of Section VII of the Participating

            Broker-Dealer Agreement or otherwise. Each such Dealer will reimburse each Dealer Indemnified Person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Loss, expense or action. This indemnity agreement will be in addition to any liability that such Dealer may otherwise have.

      6.4 Promptly after receipt by an indemnified party under this Section 6 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 6, notify in writing the indemnifying party of the commencement thereof. The failure of an indemnified party so to notify the indemnifying party will relieve the indemnifying party from any liability under this Section 6 as to the particular item for which indemnification is then being sought, but not from any other liability that it may have to any indemnified party. In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled, to the extent it may wish, jointly with any other indemnifying party similarly notified, to participate in the defense thereof, with separate counsel. Such participation shall not relieve such indemnifying party of the obligation to reimburse the indemnified party for reasonable legal and other expenses (subject to Section 6.5) incurred by such indemnified party in defending itself, except for such expenses incurred after the indemnifying party has deposited funds sufficient to effect the settlement, with prejudice, of the claim in respect of which indemnity is sought. Any such indemnifying party shall not be liable to any such indemnified party on account of any settlement of any claim or action effected without the consent of such indemnifying party. Any indemnified party shall not be bound to perform or refrain from performing any act pursuant to the terms of any settlement of any claim or action effected without the consent of such indemnified party.

      6.5 The indemnifying party shall pay all legal fees and expenses of the indemnified party in the defense of such claims or actions; provided, however, that the indemnifying party shall not be obliged to pay legal expenses and fees to more than one law firm in connection with the defense of similar claims arising out of the same alleged acts or omissions giving rise to such claims notwithstanding that such actions or claims are alleged or brought by one or more parties against more than one indemnified party. If such claims or actions are alleged or brought against more than one indemnified party, then the indemnifying party shall only be obliged to reimburse the expenses and fees of the one law firm that has been selected by a majority of the indemnified parties against which such action is finally brought; and in the event a majority of such indemnified parties is unable to agree on which law firm for which expenses or fees will be reimbursable by the indemnifying party, then payment shall be made to the first law firm of record representing an indemnified party against the action or claim. Such law firm shall be paid only to the extent of services performed by such law firm and no reimbursement shall be payable to such law firm on account of legal services performed by another law firm.

7.    SURVIVAL OF PROVISIONS.

      7.1 The respective agreements, representations and warranties of the Company and the Dealer Manager set forth in this Agreement shall remain operative and in full force and effect regardless of (a) any investigation made by or on behalf of the Dealer Manager or any Dealer or any person controlling the Dealer Manager or any Dealer or by or on behalf of the Company or any person controlling the Company, and (b) the acceptance of any payment for the Shares.

      7.2   The obligations of the Company to pay the Dealer Manager pursuant to
            Section 5.1 of this Agreement, and the provisions of Section 5.2, Sections 6 through 10 and Sections 12 and 17 of this Agreement shall survive the termination of this Agreement.

8. APPLICABLE LAW. This Agreement was executed and delivered in, and its validity, interpretation and construction shall be governed by, the laws of the State of California; provided, however, that causes of action for violations of federal or state securities laws shall not be governed by this Section.

9. COUNTERPARTS. This Agreement may be executed in any number of counterparts. Each counterpart, when executed and delivered, shall be an original contract, but all counterparts, when taken together, shall constitute one and the same Agreement.

10.   SUCCESSORS AND AMENDMENT.

      10.1 This Agreement shall inure to the benefit of and be binding upon the Dealer Manager and the Company and their respective successors. Nothing in this Agreement is intended or shall be construed to give to any other person any right, remedy or claim, except as otherwise specifically provided herein.

      10.2 This Agreement may be amended by the written agreement of the Dealer Manager and the Company.

11.   TERM.

      11.1 Any party to this Agreement shall have the right to terminate this Agreement on 60 days' written notice.

      11.2 In addition to any other obligations of the Dealer Manager that survive the expiration or termination of this Agreement, the Dealer Manager, upon the expiration or termination of this Agreement, shall use its best efforts to cooperate with the Company to accomplish an orderly transfer of management of the Offering to a party designated by the Company.

      11.3 In addition to any other obligations of the Company that survive the expiration or termination of this Agreement, the Company, upon expiration or termination of this Agreement, shall pay to the Dealer Manager all commissions and fees to which the Dealer Manager is or becomes entitled under Section 5.1 of this Agreement at such time or times as such commissions and fees become payable pursuant to this Agreement.

12. CONFIRMATION. The Company hereby agrees and assumes the duty to confirm on its behalf and on behalf of Dealers and the Dealer Manager all orders for purchase of Shares accepted by the Company. Such confirmations will comply with the rules of the SEC and the NASD.

13. SUITABILITY OF INVESTORS; COMPLIANCE WITH PRIVACY AND ANTI-MONEY LAUNDERING REGULATIONS.

      13.1 The Dealer Manager will offer Shares, and in its agreements with Dealers will require that the Dealers offer Shares, only to persons who meet the financial qualifications set forth in the Prospectus or in any suitability letter or memorandum sent to it by the Company and will only make offers to persons in the states in which it is advised in writing that the Shares are qualified for sale or that such qualification is not required. In offering Shares, the Dealer Manager will comply, and in its agreements with Dealers, the Dealer Manager will require that the Dealers comply, with the provisions of all applicable rules and regulations relating to suitability of investors, including without limitation, the provisions of Article III.C. of the Statement of Policy Regarding Real Estate Investment Trusts of the North American Securities Administrators Association, Inc. (the "NASAA GUIDELINES"). In making the determinations as to suitability required by the NASAA Guidelines, the Dealer Manager may rely on representations from (i) investment advisers who are not affiliated with a Dealer or (ii) banks acting as trustees or fiduciaries. With respect to the maintenance of records required by the NASAA Guidelines, the Company agrees that the Dealer Manager can satisfy its obligation by contractually requiring such information to be maintained by the investment advisers or banks discussed in the preceding sentence.

      13.2 The Company, the Dealer Manager and each Dealer shall: (x) abide by and comply with (i) the privacy standards and requirements of the Gramm-Leach-Bliley Act of 1999 ("GLB ACT"), (ii) the privacy standards and requirements of any other applicable federal or state law, and (iii) its own internal privacy policies and procedures, each as may be amended from time to time; and (y) refrain from the use or disclosure of nonpublic personal information (as defined under the GLB Act) of all customers.

      13.3 The Company, the Dealer Manager and each Dealer agree to comply with the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the "USA PATRIOT ACT") and any applicable U.S. Department of Treasury regulations issued thereunder that require reasonable efforts to verify the identity of new customers, maintain customer records, and check the names of new customers against the list of Specially Designated Nationals and Blocked Persons. In addition, the Company, the Dealer Manager, and each Dealer agree to comply with all Executive Orders and federal regulations administered by the U.S. Department of Treasury Department's Office of Foreign Asset Control. Further, the Dealer Manager agrees, upon receipt of an "information request" issued under Section 314 (a) of the USA Patriot Act, to provide the Financial Crimes Enforcement Network with information regarding: (i) the identity of a specified individual or organization; (ii) account number; (iii) all identifying information provided by the account holder; and (iv) the date and type of transaction. The Dealer Manager from time to time will monitor account activity to identify patterns of unusual size or volume, geographic factors, and any other potential signals of suspicious activity, including possible money laundering or terrorist financing. The Company reserves the right to reject account applications from new customers who fail to provide necessary account information or who intentionally provide misleading information.

14.   SUBMISSION OF ORDERS.

      14.1 Those persons who purchase Shares will be instructed by the Dealer Manager or the Dealer to make their checks payable to "Trust Company of America, as escrow agent for NNN H/O REIT" unless and until the Minimum Offering is obtained. Thereafter, persons who purchase Shares will be instructed by the Dealer Manager or the Dealer to make their checks payable to "NNN Healthcare/Office REIT, Inc." The Dealer Manager may authorize certain Dealers who have "net capital," as defined in the applicable federal securities regulations, of $250,000 or more to instruct their customers to make their checks for Shares subscribed for payable directly to the Dealer. In such case, the Dealer will collect the proceeds of the subscribers' checks and issue a check made payable to the order of the Company for the aggregate amount of the subscription proceeds or wire such funds to the Escrow Agent. The Dealer Manager and any Dealer receiving a check prior to the time that the Minimum Offering is obtained that does not conform to the foregoing instructions shall promptly return such check directly to such subscriber. Checks received by the Dealer Manager or

            Dealer which conform to the foregoing instructions shall be transmitted for deposit pursuant to one of the methods described in this Section 14.

      14.2 If the Dealer Manager or any Dealer receives a check that is made payable to the Escrow Agent after the Minimum Offering is obtained, the Dealer Manager or Dealer shall deposit such check with the Escrow Agent.

      14.3 It is understood and agreed that the Company reserves the right in its sole discretion to refuse to sell any of the Shares to any person. A sale of a Share shall be deemed to be completed if and only if (i) the Company has received a properly completed and executed subscription documents, together with payment of the full purchase price of each purchased Share, from or on behalf of an investor who satisfies the applicable suitability standards and minimum purchase requirements set forth in the Registration Statement as determined by the Dealer Manager in accordance with the provisions of this Agreement and (ii) the Company has accepted such subscription.

15. SEVERABILITY. If any portion of this Agreement shall be held invalid or inoperative, then so far as is reasonable and possible the remainder of this Agreement shall be considered valid and operative and effect shall be given the intent manifested by the portion held invalid or inoperative.

16. MODIFICATION OR AMENDMENT. This Agreement may not be modified or amended except by written agreement executed by the parties hereto.

17. NOTICES. All communications hereunder, except as herein otherwise specifically provided, shall be sufficiently given or made if sent by hand delivery, national commercial courier service for next day delivery, United States mail, first-class, postage prepaid, addressed or sent by facsimile Notice delivered by hand or by commercial courier shall be effective at the time of delivery. Notice deposited by mail shall be effective 48 hours after such deposit. Notice delivered by facsimile shall be effective at the time evidenced on the written confirmation of delivery:

               If to the Company:         NNN Healthcare/Office REIT, Inc.
                                          Suite 200
                                          1551 N. Tustin Avenue
                                          Santa Ana, CA 92705
                                          Facsimile No.: (714) 667-6860
                                          Attention:  Scott D. Peters, Chief
                                          Executive Officer

               If to the Dealer Manager:  NNN Capital Corp.
                                          Suite 700
                                          4 Hutton Centre Drive
                                          Santa Ana, CA 92707
                                          Facsimile No.: (714) 667-6843
                                          Attention:  Kevin K. Hull,
                                          President and Chief Executive Officer

18. DELAY. Except as expressly provided otherwise in this Agreement, neither the failure nor any delay on the part of any party to this Agreement to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall a waiver of any right remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power, or privilege with respect to any subsequent occurrence.

19. NO PARTNERSHIP. Nothing in this Agreement shall be construed or interpreted to constitute the Dealer Manager as in association with or in partnership with the Company, and instead, this Agreement only shall constitute the Dealer Manager as a broker-dealer authorized by the Company to sell and to manage the sale by others of the Shares according to the terms set forth in the Registration Statement, the Prospectus or this Agreement.

20. NO THIRD PARTY BENEFICIARIES. Except as expressly provided otherwise in this Agreement, no provision of this Agreement is intended to be for the benefit of any person or entity not a party to this Agreement, and no third party shall be deemed to be a beneficiary of any provision of this Agreement. Further, no third party shall, by virtue of any provision of this Agreement, have a right of action or an enforceable remedy against either party to this Agreement.

21. ENTIRE AGREEMENT. This Agreement contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof. This Agreement may not be modified or amended other than by an agreement in writing.

                        [SIGNATURES APPEAR ON NEXT PAGE]

         If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter and your acceptance shall constitute a binding agreement between us as of the date first above written.

                         Very truly yours,

                         NNN HEALTHCARE/OFFICE REIT, INC.



                         By: ______________________________
                              Scott D. Peters
                              Chief Executive Officer

                         Accepted and agreed as of the date first above written.

                         NNN CAPITAL CORP.



                         By: ______________________________
                              Kevin K. Hull
                              President and Chief Executive Officer

                  [SIGNATURE PAGE TO DEALER MANAGER AGREEMENT]

                                    EXHIBIT A
                        NNN HEALTHCARE/OFFICE REIT, INC.
                 UP TO $2,200,000,000 IN SHARES OF COMMON STOCK
                      PARTICIPATING BROKER-DEALER AGREEMENT

Ladies and Gentlemen:

         NNN Capital Corp., a California corporation, as the dealer manager ("DEALER MANAGER") for NNN Healthcare/Office REIT, Inc., a Maryland corporation (the "COMPANY"), invites you ("DEALER") to participate in the distribution of shares of common stock ("SHARES") of the Company subject to the following terms. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Dealer Manager Agreement between the Dealer Manager and the Company dated _____________ ____, 2006 in the form attached hereto as Exhibit "A" (the "DEALER MANAGER AGREEMENT").

         I.       DEALER MANAGER AGREEMENT

         By Dealer's acceptance of this Agreement, Dealer will become one of the Dealers referred to in the Dealer Manager Agreement and will be entitled and subject to the terms and conditions of the Dealer Manager Agreement, including, but not limited to, Section 6.3 of the Dealer Manager Agreement wherein the Dealers severally agree to indemnify and hold harmless the Dealer Indemnified Persons.

         Dealer hereby agrees to use its best efforts to sell the Shares for cash on the terms and conditions stated in the Prospectus. Nothing in this Agreement shall be deemed or construed to make Dealer an employee, agent, representative or partner of the Dealer Manager or of the Company, and Dealer is not authorized to act for the Dealer Manager or the Company or to make any representations on their behalf except as set forth in the Prospectus and such other printed information furnished to Dealer by the Dealer Manager or the Company to supplement the Prospectus ("SUPPLEMENTAL INFORMATION").

         II.      SUBMISSION OF ORDERS

         Dealer hereby agrees to solicit, as an independent contractor and not as the agent of the Dealer Manager or of the Company (or their affiliates), persons acceptable to the Company to purchase the Shares pursuant to the subscription agreement in the form attached to the Prospectus and in accordance with the terms of the Prospectus. Dealer hereby agrees to diligently make inquiries as required by this Agreement, as set forth in the Prospectus, and as required by all applicable laws of all prospective investors in order to ascertain whether a purchase of the Shares is suitable for each such investor.

         Those persons who purchase Shares will be instructed by the Dealer to make their checks payable to "Trust Company of America, as escrow agent for NNN H/O REIT" unless and until the Minimum Offering is obtained. Thereafter, persons who purchase Shares will be instructed by the Dealer to make their checks payable to "NNN Healthcare/Office REIT, Inc." Any Dealer receiving a check prior to the time that the Minimum Offering is obtained that does not conform to the foregoing instructions shall return such check directly to such subscriber not later than the end of the next business day following its receipt. Checks received by the Dealer which conform to the foregoing instructions shall be transmitted for deposit pursuant to one of the following methods:

                  1. Where, pursuant to the Dealer's internal supervisory procedures, internal supervisory review is conducted at the same location at which subscription documents and checks are received from subscribers, checks will be transmitted by the end of the next business day following receipt by Dealer for deposit either to an escrow agent for the Company or, after the Minimum Offering has been achieved, to the Company.

                  2. Where, pursuant to the Dealer's internal supervisory procedures, final internal supervisory review is conducted at a different location, checks will be transmitted by the end of the next business day following receipt by Dealer to the office of the Dealer conducting such final internal supervisory review (the "FINAL REVIEW OFFICE"). The Final Review Office will in turn by the end of the next business day following receipt by the Final Review Office, transmit such checks for deposit to either the escrow agent for the Company or, after the Minimum Offering has been achieved, to the Company.

                  3. If the Dealer receives a check that is made payable to the Escrow Agent after the Minimum Offering is obtained, the Dealer shall deposit such check with the Escrow Agent.

III.     PRICING

         Except as described in the Prospectus, set forth in Article IV or with respect to volume discounts as described below, Dealer agrees to sell the Shares for a per Share cash price as follows:

     DISTRIBUTION CHANNEL            PRIMARY SHARES            DRP SHARES
------------------------------     ------------------     --------------------
Dealers                                 $10.00                    $9.50

The Shares shall be sold at reduced prices as follows:

      SHARES PURCHASED BY A PURCHASER           PRICE PER SHARE
------------------------------------------      ---------------
        1 -    50,000                               $10.00
   50,001 -   100,000                                $9.90
  100,001 -   200,000                                $9.80
  200,001 -   500,000                                $9.70
  500,001 -   750,000                                $9.60
  750,001 - 1,000,000                                $9.50
1,000,001 -    and up                                $9.40

         The discounts noted in the above table will be applied on a transaction-by-transaction basis and in a progressive fashion. All commissions will be paid based on a $10.00 per share issue price without regarding to any discounts based on volume. By way of example, an investment transaction of $1,250,000 would pay 7.00% commission on the first $500,000 (or $35,000), which would purchase 50,000 shares, and then 6.00% on the next $495,000 (or $30,000), which would purchase 50,000 shares, and then 5.00% on the amount remaining $255,000 (or $12,750), which would purchase 26,020 shares ($255,000 divided by $9.80 per share).

         For the purposes of such volume discounts, the term "purchaser" includes:

      - an individual, his or her spouse and their children under the age of 21 who purchase the shares for his, her or their own accounts;

      - a corporation, partnership, association, joint-stock company, trust fund or any organized group of persons, whether incorporated or not;

      - an employees' trust, pension, profit sharing or other employee benefit plan qualified under the federal income tax laws; and

      -     all commingled trust funds maintained by a given bank.

         IV.      DEALERS' COMMISSIONS

         Except for discounts described in or as otherwise provided in the "Plan of Distribution" section of the Prospectus, Dealer's selling commission applicable to the total public offering price of Shares sold in the primary offering by Dealer which it is authorized to sell hereunder is as follows:

      DISTRIBUTION CHANNEL                           PRIMARY SHARES
-----------------------------------------------    --------------------
Dealers                                                   7.00%

         No selling commissions will be paid, and the per Share cash price shall be reduced to $9.30, in connection with Shares sold in the primary offering in the event that the investor has engaged the services of a registered investment advisor or other financial advisor, paid on a fee-for-service basis by the investor.

         No selling commissions will be paid, and the per Share cash price shall be reduced to $9.30, in connection with Shares sold to (i) retirement plans of Dealer, (ii) Dealer in its individual capacity, (iii) IRAs and qualified plans of Dealer's registered representatives or (iv) any one of Dealer's registered representatives in their individual capacities.

         No selling commissions, marketing support fees or due diligence expense reimbursement will be paid in connection with Shares sold under the DRP.

         Except as otherwise provided herein, all expenses incurred by Dealer in the performance of Dealer's obligations hereunder, including, but not limited to, expenses related to the Offering and any attorneys' fees, shall be at Dealer's sole cost and expense, and the foregoing shall apply notwithstanding the fact that the Offering is not consummated for any reason.

         The preceding commissions (for the Dealer distribution channel) shall be adjusted for sales under the volume discount program discussed above as follows:

  SHARES PURCHASED BY A PURCHASER       COMMISSION RATE
-----------------------------------    -----------------
        1 -    50,000                      7.00%
   50,001 -   100,000                      6.00%
  100,001 -   200,000                      5.00%
  200,001 -   500,000                      4.00%
  500,001 -   750,000                      3.00%
  750,001 - 1,000,000                      2.00%
1,000,001 -    and up                      1.00%

         The above selling commissions shall be based on the gross proceeds of Shares sold by such Dealer and accepted and confirmed by the Company, which commission will be paid by the Dealer Manager. For these purposes, a "sale of Shares" shall occur if and only if a transaction has closed with a securities purchaser pursuant to all applicable offering and subscription documents and the Company has thereafter distributed the commission to the Dealer Manager in connection with such transaction. The Dealer affirms that the Dealer Manager's liability for commissions payable is limited solely to the proceeds of commissions receivable associated therewith, and the Dealer hereby waives any and all rights to receive payment of commissions due until such time as the Dealer Manager is in receipt of the commission from the Company. In addition, as set forth in the Prospectus, the Dealer Manager may, in its sole discretion, reallow a portion of the marketing support fee earned on the proceeds raised by a Dealer for sales of Shares in the primary offering of up to 0.5% of such proceeds. This reallowance would be in the form of a marketing fee and may also include a reimbursement of certain of a Dealer's distribution-related costs, such as the costs and expenses of attending educational conferences sponsored by the Dealer Manager and direct attendance fees the Company may pay for employees of the Dealer Manager or its affiliates to attend a seminar sponsored by a Dealer. The Dealer Manager may also reimburse bona fide due diligence expenses of a Dealer in an amount up to 0.5% of the gross offering proceeds attributable to such Dealer.

         The parties hereby agree that the foregoing commission is not in excess of the usual and customary distributors' or sellers' commission received in the sale of securities similar to the Shares, that Dealer's interest in the offering is limited to such commission from the Dealer Manager and Dealer's indemnity referred to in Section 6 of the Dealer Manager Agreement, and that the Company is not liable or responsible for the direct payment of such commission to the Dealer.

         V.       PAYMENT

         Payments of selling commissions or any reallowance of a portion of the marketing support fee will be made by the Dealer Manager to Dealer within 30 days of the receipt by the Dealer Manager of the gross commission payments from the Company. Dealer acknowledges that if the Company pays selling commissions to the Dealer Manager, Company is relieved of any obligation for selling commissions to Dealer. The Company may rely on and use the preceding acknowledgment as a defense against any claim by Dealer for selling commissions Company pays to Dealer Manager but that Dealer Manager fails to remit to Dealer.

         VI.      COVENANTS OF DEALER

         Prior to participating in the Offering, Dealer will have reasonable grounds to believe, based on information made available to Dealer by the Dealer Manager and/or the Company through the Prospectus, that all material facts are adequately and accurately disclosed in the Prospectus and provide a basis for evaluating an investment in the Company and the Shares.

         Dealer agrees not to rely upon the efforts of the Dealer Manager, which is affiliated with the Company, in determining whether the Company has adequately and accurately disclosed all material facts upon which to provide a basis for evaluating the Company to the extent required by federal or state laws or the NASD. Dealer further agrees to conduct its own investigation to make that determination independent of the efforts of the Dealer Manager.

         Dealer agrees to retain in its records and make available to the Dealer Manager and to the Company for a period of at least six (6) years following the termination of the Offering, information establishing that each investor who purchases the Shares solicited by Dealer is within the permitted class of investors under the requirements of the jurisdiction in which such purchaser is a resident and the suitability standards set forth in the Prospectus and the subscription agreement.

         Dealer agrees that, prior to accepting a subscription for the Shares, it will inform the prospective investor of all pertinent facts relating to the illiquidity and lack of marketability of the Shares, as appropriate, during the term of the investment.

         Dealer hereby undertakes and agrees to comply with all obligations applicable to Dealer under all applicable laws, rules and regulations, including those set forth by the NASD. In soliciting persons to acquire the Shares, Dealer further agrees to comply with any applicable requirements of the Securities Act, the Exchange Act, other applicable federal securities laws, applicable state securities laws, the rules and regulations promulgated thereunder and the rules of the NASD and, in particular, Dealer agrees that it will not give any information or make any representations other than those contained in the Prospectus and in any supplemental sales literature furnished to Dealer by the Dealer Manager for use in making such solicitations.

         VII.     RIGHT TO REJECT ORDERS OR CANCEL SALES

         All orders, whether initial or additional, are subject to acceptance by and shall only become effective upon confirmation by the Company, which reserves the right to reject any order. Orders not accompanied by a Subscription Signature Page and the required check in payment for the Shares may be rejected. Issuance and delivery of the Shares will be made only after actual receipt of payment therefor. If any check is not paid upon presentment, or if the Company is not in actual receipt of clearinghouse funds or cash, certified or cashier's check or the equivalent in payment for the Shares within 15 days of sale, the Company reserves the right to cancel the sale without notice. In the event an order is rejected, canceled or rescinded for any reason, the Dealer agrees to return to the Dealer Manager any commission theretofore paid with respect to such order.

         VIII.    PROSPECTUS AND SUPPLEMENTAL INFORMATION

         Dealer is not authorized or permitted to give, and will not give, any information or make any representation concerning the Shares except as set forth in the Prospectus and the Supplemental Information. The Dealer Manager will supply Dealer with reasonable quantities of the Prospectus, as well as any Supplemental Information, for delivery to investors, and Dealer will deliver a copy of the Prospectus as required by the Securities Act, the Exchange Act, and the Rules and Regulations. The Dealer agrees that it will not send or give any Supplemental Information to an investor unless it has previously sent or given a Prospectus to that investor or has simultaneously sent or given a Prospectus with such Supplemental Information. Dealer agrees that it will not show or give to any investor or prospective Investor or reproduce any material or writing that is supplied to it by the Dealer Manager and marked "dealer only" or otherwise bearing a legend denoting that it is not to be used in connection with the sale of Shares to members of the public. Dealer agrees that it will not use in connection with the offer or sale of Shares any material or writing that relates to another company supplied to it by the Company or the Dealer Manager bearing a legend that states that such material may not be used in connection with the offer or sale of any securities of the Company. Dealer further agrees that it will not use in connection with the offer or sale of Shares any materials or writings that have not been previously approved by the Dealer Manager. Each Dealer agrees, if the Dealer Manager so requests, to furnish a copy of any revised Preliminary Prospectus to each person to whom it has furnished a copy of any previous Preliminary Prospectus, and further agrees that it will itself mail or otherwise deliver all preliminary and final Prospectuses required for compliance with the provisions of Rule 15c2-8 under the Securities Exchange Act of 1934. Regardless of the termination of this Agreement, Dealer will deliver a Prospectus in transactions in the Shares for a period of 90 days from the effective date of the Registration Statement or such longer period as may be required by the Exchange Act or the Exchange Act Rules and Regulations thereunder.

         IX.      LICENSE AND ASSOCIATION MEMBERSHIP

         Dealer's acceptance of this Agreement constitutes a representation to the Company and the Dealer Manager that Dealer is a broker-dealer properly registered with the SEC, duly authorized to sell Shares under federal and state securities laws and regulations and in all states where it offers or sells Shares, and that it is a member in good standing of the NASD. This Agreement shall automatically terminate if the Dealer ceases to be a member in good standing of such association. Dealer agrees to notify the Dealer Manager immediately if Dealer ceases to be a member in good standing.

         X.       ANTI-MONEY LAUNDERING COMPLIANCE PROGRAMS

         Dealer's acceptance of this Agreement constitutes a representation to the Company and the Dealer Manager that Dealer has established and implemented anti-money laundering compliance programs in accordance with NASD Rule 3011,
Section 352 of the Money Laundering Abatement Act and Sections 103.19, 103.35, and 103.122 of the regulations of the U.S. Treasury Department, and is in compliance with all Executive Orders and Federal Regulations administered by the U.S. Treasury Department's Office of Foreign Assets Control. [Further, Dealer agrees, upon receipt of an "information request" issued under Section 314 (a) of the USA Patriot Act to provide the Financial Crimes Enforcement Network with information regarding: (i) the identity of a specified individual or organization; (ii) account number; (iii) all identifying information provided by the account holder; and (4) the date and type of transaction. The Dealer Manager from time to time will monitor account activity to identify patterns of unusual size or volume, geographic factors, and any other potential signals of suspicious activity, including possible money laundering or terrorist financing.] The Company and the Dealer Manager reserve the right to reject account applications from new customers who fail to provide necessary account information or who intentionally provide misleading information.

         XI.      LIMITATION OF OFFER

         Dealer will offer Shares only to persons who meet the financial qualifications set forth in the Prospectus or in any suitability letter or memorandum sent to it by the Company or the Dealer Manager and will only make offers to persons in the states in which it is advised in writing that the Shares are qualified for sale or that such qualification is not required. In offering Shares, Dealer will comply with the provisions of the Rules of Fair Practice set forth in the NASD Manual, as well as all other applicable rules and regulations relating to suitability of investors, including without limitation, the provisions of Article III.C. of the Statement of Policy Regarding Real Estate Investment Trusts of the North American Securities Administrators Association, Inc.

         XII.     TERMINATION

         Dealer will suspend or terminate its offer and sale of Shares upon the request of the Company or the Dealer Manager at any time and will resume its offer and sale of Shares hereunder upon subsequent request of the Company or the Dealer Manager. Any party may terminate this Agreement by written notice. Such termination shall be effective 48 hours after the mailing of such notice. This Agreement and the exhibits hereto are the entire agreement of the parties and supersede all prior agreements, if any, relating to the subject matter hereof between the parties hereto.

         This Agreement may be amended at any time by the Dealer Manager by written notice to Dealer, and any such amendment shall be deemed accepted by Dealer upon placing an order for sale of Shares after he has received such notice.

         XIII.    PRIVACY LAWS

         The Dealer Manager and Dealer (each referred to individually in this section as "party") agree as follows:

         A. Each party agrees to abide by and comply with (i) the privacy standards and requirements of the Gramm-Leach-Bliley Act of 1999 ("GLB ACT"),
(ii) the privacy standards and requirements of any other applicable federal or state law, and (iii) its own internal privacy policies and procedures, each as may be amended from time to time.

         B. Each party agrees to refrain from the use or disclosure of nonpublic personal information (as defined under the GLB Act) of all customers.

         XIV.     NOTICE

         All notices or other communications required or permitted hereunder shall be in writing and shall be deemed given or delivered: (i) when delivered personally or by commercial messenger; (ii) one business day following deposit with a recognized overnight courier service, provided such deposit occurs prior to the deadline imposed by such service for overnight delivery; (iii) when transmitted, if sent by facsimile copy, provided confirmation of receipt is received by sender and such notice is sent by an additional method provided hereunder, in each case above provided such communication is addressed to the intended recipient thereof as set forth below:

          If to the Dealer Manager:    NNN Capital Corp.
                                       Suite 700
                                       4 Hutton Centre Drive
                                       Santa Ana, CA 92707
                                       Facsimile No.: (714) 667-6843
                                       Attention: Kevin K. President, President and Chief Executive Officer

         If to Dealer, to the address or facsimile number and address specified by Dealer on the signature page hereto.

         X.       ATTORNEY'S FEES AND APPLICABLE LAW

         In any action to enforce the provisions of this Agreement or to secure damages for its breach, the prevailing party shall recover its costs and reasonable attorney's fees. This Agreement shall be construed under the laws of the State of California and shall take effect when signed by Dealer and countersigned by the Dealer Manager.

         We have read the foregoing Agreement and we hereby accept and agree to the terms and conditions set forth therein.

Company: _______________________________________________________________________

Attention: _____________________________________________________________________

Address: _______________________________________________________________________

City, State and Zip Code: ______________________________________________________

Telephone No.: _________________________________________________________________

Facsimile No.: _________________________________________________________________

E-mail Address: ________________________________________________________________


                                      AGREED TO AND ACCEPTED BY THE DEALER:



                                      By: ______________________________________
                                            Signature

                                      Printed Name: ____________________________

                                      Title: ___________________________________




                                      AGREED TO AND ACCEPTED BY THE DEALER
                                      MANAGER:

                                      NNN CAPITAL CORP.



                                      By: ______________________________________
                                           Kevin K. Hull
                                           President and Chief Executive Officer